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                              ARTHUR ANDERSEN LLP







                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 30, 1997 included in Eagle Bancshares, Inc.'s 1997 annual report to shareholders and incorporated by reference in Eagle Bancshares, Inc.'s Form 10-K for the year ended March 31, 1997 and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

September 25, 1997
Atlanta, Georgia